UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Host Hotels & Resorts, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing proxy statement, if other than the registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Online

Go to www.investorvote.com/HST

or scan the QR code — login details are located

in the shaded bar below.

Votes submitted electronically must be received

by 11:59 p.m., Eastern time, on May 18, 2022.

2022 Stockholders Meeting Notice

Important Notice Regarding the Availability of Proxy Materials for the

Host Hotels & Resorts, Inc. Annual Stockholders Meeting to be Held on May 19, 2022

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and the location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 Proxy Statement and 2021 Annual Report to stockholders are available at:

www.investorvote.com/HST

Easy Online Access — View your proxy materials and vote.

Step 1:    Go to www.investorvote.com/HST.

Step 2:    Click on the icon on the right to view meeting materials.

Step 3:    Return to the investorvote.com window and follow the instructions on the screen to log in.

Step 4:    Make your selections as instructed on each screen for your delivery preferences.

Step 5:    Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before May 6, 2022 to facilitate timely delivery.

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2022 Annual Stockholders Meeting Notice

The 2022 Annual Meeting of Stockholders of Host Hotels & Resorts, Inc. will be held on Thursday, May 19, 2022 at 11:00 a.m. Eastern Time, at the Four Seasons Resort Orlando at Walt Disney World® Resort, 10100 Dream Tree Boulevard, Lake Buena Vista, FL 32836.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3:

1.	Election of Directors:
01 - Mary L. Baglivo
02 - Herman E. Bulls
03 - Richard E. Marriott
04 - Mary Hogan Preusse
05 - Walter C. Rakowich
06 - James F. Risoleo
07 - Gordon H. Smith
08 - A. William Stein
2.	Ratify appointment of KPMG LLP as independent registered public accountants for 2022.
3.	Advisory resolution to approve executive compensation.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

It is important that your shares be represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to submit your proxy instructions via the Internet. If you plan on attending the Annual Meeting, please mark the appropriate box when voting via the Internet.

Receive Future Proxy Materials Electronically

Help us make a difference by eliminating paper proxy mailings to your home or business. With your consent, we will send future proxy voting materials to you by email. To register for electronic delivery of future proxy materials, go to www.computershare.com/investor and sign up for electronic delivery.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

Internet – Go to www.investorvote.com/HST.

Phone – Call us free of charge at 1-866-641-4276.

Email – Send an email to investorvote@computershare.com with “Proxy Materials Host Hotels and Resorts, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, requests for a paper copy of proxy materials must be received by May 6, 2022.